Exhibit (h)(3)(i)

SCHEDULE A

DATED AS OF MARCH 1, 2012

TRANSAMERICA FUNDS

OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Company:

FUND NAME	CLASS A, B, C, I, I2, R and T	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH
Transamerica Arbitrage Strategy	1.25%	March 1, 2013
Transamerica Asset Allocation – Conservative Portfolio	0.45%	March 1, 2013
Transamerica Asset Allocation – Growth Portfolio	0.45%	March 1, 2013
Transamerica Asset Allocation – Moderate Growth Portfolio	0.45%	March 1, 2013
Transamerica Asset Allocation – Moderate Portfolio	0.45%	March 1, 2013
Transamerica Bond	0.88%	March 1, 2013
Transamerica Capital Growth	1.20%	March 1, 2013
Transamerica Commodity Strategy	1.00%	March 1, 2013
Transamerica Core Bond	0.70%	March 1, 2013
Transamerica Developing Markets Debt	1.15%	March 1, 2013
Transamerica Developing Markets Equity	1.45%	March 1, 2013
Transamerica Diversified Equity	1.17%	March 1, 2013
Transamerica Emerging Markets	1.40%	March 1, 2013
Transamerica Emerging Markets Debt	1.00%	March 1, 2013
Transamerica Flexible Income	1.00%†	March 1, 2013
Transamerica Global Allocation	1.00%	March 1, 2013
Transamerica Global Macro	1.65%	March 1, 2013
Transamerica Global Real Estate Securities	N/A	March 1, 2013
Transamerica Growth	N/A	March 1, 2013
Transamerica Growth Opportunities	1.40%	March 1, 2013
Transamerica High Yield Bond	0.95%	March 1, 2013
Transamerica International	1.25%	March 1, 2013
Transamerica International Bond	0.75%	March 1, 2013
Transamerica International Equity	1.15%	March 1, 2013
Transamerica International Equity Opportunities	N/A	March 1, 2013
Transamerica International Small Cap	1.27%	March 1, 2013
Transamerica International Value	1.13%	March 1, 2013
Transamerica International Value Opportunities	1.35%	March 1, 2013
Transamerica Large Cap Value	1.00%	March 1, 2013
Transamerica Long/Short Strategy	1.65%	March 1, 2013
Transamerica Managed Futures Strategy	1.45%	March 1, 2013
Transamerica Mid Cap Value	1.05%	March 1, 2013
Transamerica Money Market	0.48%	March 1, 2013
Transamerica Multi-Managed Balanced	1.45%	March 1, 2013
Transamerica Multi-Manager Alternative Strategies Portfolio	0.55%	March 1, 2013
Transamerica Multi-Manager International Portfolio	0.45%	March 1, 2013
Transamerica Quality Value	1.00%	March 1, 2013
Transamerica Real Return TIPS	N/A	March 1, 2013
Transamerica Select Equity	0.90%	March 1, 2013
Transamerica Short-Term Bond	0.85%†	March 1, 2013
Transamerica Small- & Mid-Cap Value Select	1.15%	March 1, 2013
Transamerica Small Company Growth	1.15%	March 1, 2013
Transamerica Small/Mid Cap Value	1.25%	March 1, 2013
Transamerica Tactical Income	0.67%†	March 1, 2013
Transamerica Total Return	N/A	March 1, 2013
Transamerica Value	1.00%	March 1, 2013

†	The Investment Adviser has agreed to further reduce Fund Operating Expenses by waiving 0.05% of the 0.30% 12b-1 fee for one year through March 1, 2013, as applicable to Class A shares of Transamerica Flexible Income, Transamerica Short-Term Bond and Transamerica Tactical Income.

SCHEDULE B

DATED AS OF MARCH 1, 2012

TRANSAMERICA FUNDS

FUNDS SUBJECT TO EXPENSE REIMBURSEMENT

FUND NAME

Transamerica Arbitrage Strategy
Transamerica Asset Allocation – Conservative Portfolio
Transamerica Asset Allocation – Growth Portfolio
Transamerica Asset Allocation – Moderate Growth Portfolio
Transamerica Asset Allocation – Moderate Portfolio
Transamerica Bond
Transamerica Capital Growth
Transamerica Commodity Strategy
Transamerica Core Bond
Transamerica Developing Markets Debt
Transamerica Developing Markets Equity
Transamerica Diversified Equity
Transamerica Emerging Markets
Transamerica Emerging Markets Debt
Transamerica Flexible Income
Transamerica Global Allocation
Transamerica Global Macro
Transamerica Global Real Estate Securities
Transamerica Growth
Transamerica Growth Opportunities
Transamerica High Yield Bond
Transamerica International
Transamerica International Bond
Transamerica International Equity
Transamerica International Equity Opportunities
Transamerica International Small Cap
Transamerica International Value
Transamerica International Value Opportunities
Transamerica Large Cap Value
Transamerica Long/Short Strategy
Transamerica Managed Futures Strategy
Transamerica Mid Cap Value
Transamerica Money Market
Transamerica Multi-Managed Balanced
Transamerica Multi-Manager Alternative Strategies Portfolio
Transamerica Multi-Manager International Portfolio
Transamerica Quality Value
Transamerica Real Return TIPS
Transamerica Select Equity
Transamerica Short-Term Bond
Transamerica Small- & Mid-Cap Value Select
Transamerica Small Company Growth

Transamerica Small/Mid Cap Value
Transamerica Tactical Income
Transamerica Total Return
Transamerica Value